Consent of Independent Certified Public Accountants


                                                            November 19, 2002


         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 28, 2002, relating to the financial statements of Aegis Assessments, Inc. (a Development Stage Company) for the period from January 16, 2002 (Inception) to July 31, 2002, and the reference to our firm under the Caption "Experts" in the Prospectus.



                               /s/Stonefield Josephson, Inc.
                                  Stonefield Josephson, Inc.
                                  A Professional Accountancy Corporation
                                  Irvine, California